UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 13, 2012

GROEN BROTHERS AVIATION, INC.
(Exact name of registrant as specified in its charter)

Utah	0-18958	87-0489865
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2640 West California Avenue
Salt Lake City, Utah 84104
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (801) 973-0177

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01 Entry Into a Material Definitive Agreement

On May 1, Groen Brothers Aviation, Inc. (“GBA Inc.” or “the Company”) (PINKSHEETS:GNBA) filed a Form 8-K Significant Events Statement, with a copy of its associated Schedule 14C Preliminary Information Statement, which announced that following months of in depth negotiations with all its creditors, most of whom are significant equity holders as well, GBA had reached an agreement for a plan to accomplish a major financial restructuring. Further, on May 18, the Company filed a Schedule 14C Definitive Information Statement reporting that the Company had received a commitment from the holders of a significant majority of voting shares to vote in favor of the restructuring plan; subsequently a majority of votes supporting the plan has been received.

Today, December 14, the Company is announcing that in accordance with the restructuring plan, it has transferred substantially all its assets, notably all of its technologies, know-how, and associated patents, to its newly formed privately held subsidiary Groen Brothers Aviation Global, Inc. (“GBA Global”), formed specifically for this transaction; simultaneously creditors have exchanged in GBA Inc. debt obligations, which prior to the Exchange exceeded $186 million, in return for 87% equity ownership of GBA Global. Management combined will hold 9% and GBA Inc. will thus continue to hold ownership of 4% of the common stock of GBA Global.

As a result of this transaction, GBA Global becomes the operating company engaged in the exploitation of gyroplane and gyrodyne technology developed by GBA Inc., unconstrained by the debt burden that limited GBA Inc.’s ability to do so.  GBA Global will do business as Groen Brothers Aviation, thus retaining the ‘good-will’ value of the Groen name in the aerospace industry, which it has been a member of for more than 26 years.  It is anticipated that GBA Global may also form additional subsidiary companies and joint venture companies (“JV”) wherein GBA developed technologies will be utilized and significant additional funding will be raised in those companies to complete the commercialization of GBA Global’s Civil and Military technologies, both manned and unmanned.  The first of such companies is a civil joint venture announced on July 26, which will develop an Aviation Industrial Park and aircraft manufacturing facility under an agreement GBA Global has with Wuhai, Inner Mongolia Autonomous Region, P.R. China, with the GBA Global JV as anchor tenant.

GBA Inc. itself will become a “non-operating” entity that, as of the date of the transaction, will derive its revenue and value from its interest in GBA Global, enabling GBA’s common shareholders to retain a stake in the continued development of GBA technology.  Both GBA Inc. and GBA Global will share the same facilities in Salt Lake City, UT as their respective headquarters.  GBA Global is, however, taking on GBA Inc.’s website www.groenbros.com, while GBA Inc. has a new website www.groenbros-public.com, where information related to its Public Company status and stock symbol “GNBA” may be found.  As a private company, GBA Global’s shares will not be quoted on any stock exchange.

David Groen and Robin Wilson, currently the Board members of GBA Inc., will continue in those roles with Mr. Groen as Chairman, President and CEO and Mr. Wilson as EVP & COO.

The Company has prepared and issued a Press Release, which is filed as an exhibit to this Form 8-K filing.  Management recommends that this Exhibit and those documents incorporated by reference be read to more fully understand the context and implications of the matters reported in this Item 1.01.

Item  3.03  Material Modifications to Rights of Security Holders

Major Financial Reorganization of the Company

On May 1, 2012, Groen Brothers Aviation, Inc. (the “Company”) made the Schedule 14C Preliminary Information Statement filing to the Securities & Exchange Commission, pursuant to Section 14 (c) of the Securities Exchange Act of 1934, followed on May 18 by the filing of a corresponding Schedule 14C Definitive Information Statement, also mailed to shareholders.  Both documents, incorporated herein by reference, described the Company’s intention to undertake a major financial reorganization with a related transformation of its activities.  Today, December 14, 2012, the Company is reporting that this financial reorganization was completed on December 13.

The Company is also issuing a related Press Release that describes the financial restructuring transaction.  This Press Release is attached.  This Form 8-K, the related Press Release and the two 14C filings incorporated by reference can be found on the new Company website (www.groenbros-public.com).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit.

The following exhibit is filed with this report.

Exhibit No.	Description of Exhibit
99.1	Company Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROEN BROTHERS AVIATION, INC.
Date: December 14, 2012
By: /s/ Robert H.H. Wilson
Name: Robert H.H. Wilson
Title: Director